SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  _____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 31, 2000


                        General DataComm Industries, Inc.
               (Exact Name of Registrant as Specified in Charter)


     Delaware                            1-8086               06-0853856
  (State or Other Jurisdiction        (Commission           (IRS Employer
    of Incorporation)                 File Number)         Identification No.)


           Middlebury, Connecticut                               06762-1299
   (Address of Principal Executive Offices)                     (Zip Code)



        Registrant's telephone number, including area code (203) 574-1118


                                      N /A
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.   Other Events

On July 31, 2000, the Company sold 200,000 shares of 5% Cumulative Convertible Preferred Stock ("Preferred Stock") for $5,000,000 to two accredited investors in a negotiated private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. The Preferred Stock is convertible into one million shares of Common Stock at $5.00 per share, or five shares of Common Stock for each share of Preferred Stock.

The Corporation has the option to cause the Preferred Stock to convert into Common Stock if the market price of the Company's Common Stock exceeds 125% of the conversion price, or $6.25 per share, for a specified period, and has the right to redeem the Preferred Stock at original issue price (par) in the event certain transactions of $50,000,000 or more are effected by the Company and a registration statement is in effect covering the Common Stock. Separately, the Preferred Stock will automatically be converted into Common Stock on July 31, 2002 unless extended if a registration statement is not timely filed or kept effective. Dividends are payable quarterly, at the option of the Corporation, in Common Stock or cash.

The conversion price could potentially be adjusted downward at six predetermined reset dates commencing on January 31, 2001, and each three months thereafter, if the average closing price of the Company's Common Stock during the ten trading days preceding such predetermined dates falls below the conversion price then in effect. An additional reset date is possible if the Company's net worth falls below a certain formula as of September 30, 2000. However, in no event can the conversion price drop below a point where the Preferred Stock would be convertible into more than 19.999% of the Common Stock shares outstanding, excluding Class B stock and treasury shares.

The Company also issued warrants for the investors to purchase an additional 200,000 shares of Common Stock at $5.75 per share. Such warrants expire in five years. The Company has the right to redeem such warrant shares two years after issuance for $.01 per share if the Common Stock market price exceeds 200% of the exercise price then in effect for 20 trading days out of 30 consecutive trading days and the holder does not exercise the warrant by the date fixed for redemption. The Company has agreed to register the underlying shares of the Common Stock.

For more detailed provisions relating to this transaction, refer to exhibits filed with this Form 8-K.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

  4.1 Certificate of the Powers, Designation, Preferences, Rights and Limitations of 5% Cumulative Convertible Preferred Stock
  4.2    Form of Warrant
 10.1    Securities Purchase Agreement
 10.2    Registration Rights Agreement


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


                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          General DataComm Industries, Inc.
                                                    (Registrant)


                                          By: /S/ WILLIAM G. HENRY
                                                William G. Henry
                                                Vice President and
                                                Principal Financial Officer



Dated:  August 9, 2000






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